Exhibit 10.15
Execution Copy
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (this “Agreement”) is made as of October ___ 2005 (the “Date of Grant”), between Complete Production Services, Inc., a Delaware corporation (the “Company”), and [___] (“Employee”).
     1. Award. Pursuant to the Integrated Production Services, Inc., 2001 Stock Incentive Plan (the “Plan”), as of the Date of Grant, [___] shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), shall be issued as hereinafter provided in Employee’s name, subject to certain restrictions thereon. Employee acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms under the Plan, unless the context requires otherwise.
     2. Definitions. For purposes of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
     (a) “Cause” means Employee (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is injurious (monetarily or otherwise) to the Company or any of its Affiliates (including, without limitation, misuse of the Company’s or an Affiliate’s funds or other property), (iii) has engaged in gross negligence or willful misconduct in the performance of Employee’s duties, (iv) has willfully refused without proper legal reason to perform Employee’s duties, (v) has breached any provision of this Agreement or any other agreement between the Company or any of its Affiliates and Employee, or (vi) has breached any corporate policy maintained and established by the Company or any of its Affiliates that is of general applicability to similarly situated employees.
     (b) “Disability” means Employee’s becoming incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him on a full-time basis for a period of at least 120 consecutive days or for a period of 180 days during any 12-month period.
     (c) “Involuntary Termination” means termination of Employee’s employment with the Company or any of its Affiliates (i) by reason of death or Disability or (ii) by the Company or any of its Affiliates without Cause.
     3. Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as defined below). In the event of termination of Employee’s employment with the Company or any of its Affiliates prior to Employee’s Fourth Anniversary (as defined below) for any reason other than an Involuntary Termination, the Employee shall, for no consideration, forfeit to the Company all of the Restricted Shares. In the event of termination of Employee’s employment with the Company or any of its Affiliates prior to Employee’s Fourth Anniversary due to an Involuntary Termination, the Employee shall, for no consideration, forfeit to the Company all of the Restricted Shares with respect to which the Forfeiture restrictions do not lapse pursuant to Section 3(b)(ii) below and that are therefore then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon such a termination of employment are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
     (b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as follows:
     (i) if Employee remains continuously employed by the Company or any of its Affiliates from the Date of Grant through the fourth anniversary of the Date of Grant (the “Fourth Anniversary”), the Forfeiture Restrictions shall lapse with respect to all of the Restricted Shares on the Fourth Anniversary;
     (ii) if Employee’s employment with the Company or any of its Affiliates is terminated prior to the Fourth Anniversary due to an Involuntary Termination, the Forfeiture Restrictions shall lapse with respect to a percentage of the aggregate number of Restricted Shares determined by the number of full years from the Date of Grant to the date of such Involuntary Termination in accordance with the following schedule:

Percentage of Restricted
Shares with respect to
which the Forfeiture
Number of Full Years	Restrictions Lapse
Less than 1 year	0%
Equal to or greater than 1 but less than 2 years	25%
Equal to or greater than 2 but less than 3 years	50%
Equal to or greater than 3 but less than 4 years	75%
     (c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of Common Stock shall be subject to the Forfeiture Restrictions). Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares until the Forfeiture Restrictions have lapsed. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping (the “Depository”) until the forfeiture of such Restricted Shares occurs or the

Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. On the Date of Grant, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon any lapse of the Forfeiture Restrictions without forfeiture, (i) the Company shall cause a new certificate representing the Restricted Shares with respect to which the Forfeiture Restrictions have lapsed to be issued without legend (except for any legend required pursuant to applicable securities laws, the Shareholders Agreement (as defined below) or any other agreement to which Employee is a party), in the name of Employee and shall deliver such certificate to Employee, (ii) the Depository shall deliver to the Company the certificate representing the Restricted Shares then in the possession of the Depository and (iii) the Company shall cancel such returned certificate and shall destroy the stock power relating to the Restricted Shares then in its possession. In the event that the Forfeiture Restrictions with respect to any of the Restricted Shares shall lapse by reason of the death of Employee, the Common Stock that otherwise would be delivered to Employee hereunder shall be delivered to his estate.
     (d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board of Directors of the Company (the “Board”) or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     (e) Shareholders Agreement. The Restricted Shares shall be subject to the terms of that certain Amended and Restated Shareholders Agreement dated as of September 12, 2005 by and among the Company and certain of its stockholders, as the same may be amended or restated from time to time (the “Shareholders Agreement”), both before and after the Forfeiture Restrictions lapse with respect to such shares. Employee agrees that Employee and Employee’s spouse, if any, will, upon request of the Company, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Shareholders Agreement.
     (f) Accredited Status. If the Company and any of its stockholders or their representatives enter into any negotiation or transaction (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares) for which Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”) (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), and if Employee is not then an accredited investor (as defined in Rule 501 under the Securities Act (but without regard to Rule 501(a)(iv)), Employee agrees that Employee and Employee’s spouse will, at the request and election of the Company either (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any securities that Employee would otherwise receive in an amount equal to the fair market value of such securities as determined by the unanimous resolution of all of the members of the Board. The determination of fair market value by the Board shall be final and binding on all parties.
     (g) Lock-up Provision. Employee hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, made by the Company pursuant to an effective registration statement filed under the Securities Act (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares), Employee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Common Stock or any rights to acquire Common Stock for such period of time from and after the effective date of such registration statement as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering; provided further, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. Furthermore, Employee hereby agrees to enter into a lock-up agreement with the underwriter(s) of any such underwritten public offering if requested by such underwriter(s); provided, however, that the terms of such lock-up agreement must be substantially the same as those executed by the Company’s officers and directors and other stockholders in connection with such underwritten public offering and the period of time covered by such lock-up agreement shall not exceed that set forth in this Section 3(g). The limitations contained in this Section 3(g) shall not apply to any shares registered in such public offering under the Securities Act.
     4. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if Employee fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Restricted Shares distributable to Employee under this Agreement) then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income or wages.

     5. Status of Restricted Shares. Employee understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.
     Employee agrees that the Restricted Shares are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (i) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (ii) if requested by the Company, the delivery by Employee to the Company of a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. Employee also agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.
     In addition, Employee agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, the Shareholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Forfeiture Restrictions, the Shareholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or an Affiliate. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall affect in any way the right of Employee or the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company (or an Affiliate) for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of Employee’s employment with the Company, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     7. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     8. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee. The provisions of Sections 3(e), 3(f), 3(g) and 5 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
     9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.
     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
[Signature page follows.]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

COMPLETE PRODUCTION SERVICES, INC.

By:

Name: J. Michael Mayer
Title: Senior Vice President and
Chief Financial Officer

[Employee]
Signature Page